UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2024

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

8360 E. Raintree Drive, #230 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 8, 2024, the ZP RE AZ DYSART, LLC (“DYSART”), a wholly owned subsidiary of Zoned Properties, Inc. (the “Company”), acquired (the “Closing”) the Surprise Property (as hereinafter defined) from NWC Dysart & Bell LLC (“NWC”).

As previously disclosed, on February 23, 2024, the Company, through ZP RE Holdings, LLC, a wholly owned subsidiary of the Company (“ZP Holdings”), provided an approval notice to NWC related to the Company’s intent to consummate the purchase of the Surprise Property, following notice from the City of Surprise that the Company had received final approvals of its cannabis entitlements, after satisfaction of the appeal period (the “Cannabis Approvals”), related to a use-permit for a cannabis retail dispensary to be developed at the Surprise Property. As used herein, the “Surprise Property” refers to that certain property commonly known as Bella Fiesta Pad B in Surprise, Arizona, which property is a certain tract or parcel of land containing approximately 1.114 acres, together with all improvements, buildings, leases, rights, easements, and appurtenances pertaining thereto.

Also as previously disclosed, on January 23, 2023, ZP Holdings entered into a Purchase and Sale Agreement and Joint Escrow Instructions, by and between NWC, as the seller, and ZP Holdings, as the buyer. Such agreement was subsequently amended on May 12, 2023, October 25, 2023, and December 20, 2023 (as amended, the “Agreement”). Pursuant to the terms of the Agreement, NWC agreed to sell to ZP Holdings, and ZP Holdings agreed to purchase, the Surprise Property in exchange for a purchase price of $1,100,000 (the “Purchase Price”). Pursuant to the terms of the Agreement, NWC also agreed to complete a number of on-site and off-site improvements to the Surprise Property (the “NWC’s Work”) in exchange for ZP Holdings’ reimbursement of up to $250,000 for the off-site work and reimbursement of up to $350,000 for the on-site work (collectively, the “Reimbursements”). The obligation to complete the Reimbursements was conditioned upon the closing of the sale of the Surprise Property.

Pursuant to the terms of the Agreement, ZP Holdings deposited the following amounts into escrow: (i) $50,000, for the initial earnest money deposit, and (ii) $47,500, for additional earnest money deposited related to extensions to the Agreement (collectively, the “Earnest Money”). The Earnest Money was to be applied as a credit upon closing.

Subsequent to entry into the Agreement and as approved by NWC under the terms of the Agreement, ZP Holdings designated DYSART as the named buyer for the Closing.

PMF Construction Loan Agreement

In connection with the Closing, DYSART entered into the Construction Loan Agreement (the “PMF Loan Agreement”), dated as of July 8, 2024, by and between DYSART and Private Money Funding, LLC (“PMF”). Pursuant to the terms of the PMF Loan Agreement, PMF agreed to loan $1,620,000 to DYSART, which loan is evidenced by a promissory note (the “PMF Note”). DYSART’s obligations under the PMF Note and the PMF Loan Agreement are secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “PMF Deed”). The PMF Loan Agreement, the PMF Note, any guaranties, and all other related documents executed and delivered concurrently with the PMF Loan Agreement are referred to herein as the “PMF Loan Documents.”

In anticipation of the Closing, DYSART and The Pharm, LLC (“The Pharm”) entered into a Licensed Cannabis Facility Absolute Net Ground Lease Agreement, dated as of December 20, 2023 (“The Pharm Lease”), pursuant to which The Pharm will construct certain improvements on the Surprise Property (the “Pharm’s Work”). PMF has approved The Pharm Lease and the construction of such improvements.

Pursuant to the terms of the PMF Loan Agreement, following DYSART’s satisfaction of the conditions to funding the PMF Loan and recordation of the PMF Deed, the loan proceeds will be disbursed in multiple advances through escrow, first in the form of an initial advance in the amount of $1,020,000 for the purpose of contributing funding towards acquiring the Surprise Property (the “Acquisition Advance”). The remaining loan proceeds will be used for the purpose of financing for the completion of the Pharm’s Work (the “Construction Advances”). Following the Acquisition Advance, subject to satisfying the conditions set forth in the PMF Loan Agreement, DYSART will be entitled to request the Construction Advances from the remaining loan proceeds at the following stages of completion of the construction of the Pharm’s Work: (i) first advance in the amount of $300,000 at 50% completion, and (ii) final advance in the amount of $300,000 at 100% completion and issuance of certificate of occupancy.

DYSART agreed to pay PMF through escrow on or before the date of the Closing a nonrefundable 2% loan fee.

The PMF Loan Agreement contains representations, warranties and covenants customary for a transaction of this type.

The foregoing descriptions of the PMF Loan Agreement and PMF Deed are not complete descriptions of all of the parties’ rights and obligations under the PMF Loan Agreement and the PMF Deed, and are qualified in their entirety by reference to the PMF Loan Agreement and PMF Deed, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

PMF Note

Pursuant to the terms of the PMF Loan Agreement, on July 8, 2024, DYSART issued the PMF Note in the original principal amount of $1,620,000 to PMF. Interest accrues at the rate of 12% per annum, with DYSART paying interest only in arrears, in monthly installment payments, beginning on August 1, 2024 through July 1, 2029. DYSART may prepay the PMF Loan in full or in part at any time. However, during the first 48 months of the term of the loan, if DYSART pays any principal payment, DYSART will pay to PMF a prepayment premium equal to (i) 5% of the amount of principal prepaid in months 1-24; (ii) 2% of the amount of principal prepaid in months 25-36; and (iii) 1% of the amount of principal prepaid in months 36-48, which amount will be due and payable at the time DYSART pays the principal payment.

During the existence of any event of default, PMF may, at its option, exercise any one or more of the remedies described in the PMF Loan Documents or otherwise available, including declaring all unpaid indebtedness then evidenced by the Note (including any late charges that are then due and payable, any advances thereafter made from the loan and any accruing costs and reasonable attorneys’ fees which are the obligation of DYSART under the PMF Loan Documents) to become immediately due and payable. Unless PMF otherwise elects, such acceleration will occur automatically upon the occurrence of any event of default described in Section 4.1(e) of the PMF Loan Agreement or Section 23(c) of the PMF Deed.

After maturity or during the existence of any event of default, or at any time that DYSART is more than 10 days delinquent in the payment of money as required by the Note or the other Loan Documents (whether or not Holder has given any notice of default or any cure period has expired), then all amounts outstanding thereunder will thereafter bear interest at the default rate of 18% per annum from the date such payment became due until paid, but in no event to exceed the highest rate lawfully collectible under applicable law.

The foregoing description of the PMF Note is not a complete description of all of the parties’ rights and obligations under the PMF Note, and is qualified in its entirety by reference to the PMF Note, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Unconditional Repayment Guaranty

Pursuant to the terms of the Unconditional Repayment Guaranty (the “PMF Guaranty”), dated as of July 8, 2024, by the Company in favor of PMF, the Company guaranteed to PMF the full and prompt payment of the principal sum of the PMF Note or so much thereof that may be outstanding at any one time or from time to time in accordance with its terms when due, by acceleration or otherwise, together with all interest accrued thereon, and the full and prompt payment of all other sums, together with all interest accrued thereon, when due under the terms of the PMF Loan Agreement, the PMF Note, and in any deed of trust, security agreement, lease assignment and other assignment or agreement referred to in the PMF Loan Agreement or the PMF Note and/or now or hereafter securing the PMF Note or setting forth any obligations of DYSART in connection with the loan.

The foregoing description of the PMF Guaranty is not a complete description of all of the parties’ rights and obligations under the PMF Guaranty, and is qualified in its entirety by reference to the PMF Guaranty, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 10, 2024, the Company issued a press release announcing the closing of the acquisition of the Surprise Property. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference; provided, however, that the information contained in any website or link is not a part of this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 8.01. Other Events.

On July 8, 2024, DYSART acquired the Surprise Property.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Construction Loan Agreement, dated as of July 8, 2024, by and between ZP RE AZ DYSART, LLC and Private Money Funding, LLC.
10.2	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made as of July 8, 2024, by and among ZP RE AZ DYSART, LLC to Premier Title Agency, for the benefit of Private Money Funding, LLC.
10.3	Promissory Note, dated July 8, 2024, issued by ZP RE AZ DYSART, LLC in favor of Private Money Funding, LLC.
10.4	Unconditional Repayment Guaranty, dated as of July 8, 2024, by the registrant in favor of Private Money Funding, LLC.
99.1	Press release of the registrant dated July 10, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: July 10, 2024	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer & Chief Financial Officer

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